Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

CytoDyn Inc.

(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(c)	35,792,347 (2)	$0.180 (9)	$6,442,622.46	.0001476	$950.93
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share, issuable upon exercise of warrants with an exercise price of $0.16 per share or less	457(g)	2,418,760 (3)	$0.180 (9)	$435,376.80	.0001476	$64.26
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share, issuable upon exercise of warrants with an exercise price of $0.255 per share or less	457(g)	11,005,755 (4)	$0.255 (8)	$2,806,467.53	.0001476	$414.23
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share, issuable upon exercise of warrants with an exercise price of $0.26 per share or less	457(g)	455,845 (5)	$0.260 (10)	$118,519.70	.0001476	$17.49
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share, issuable upon exercise of warrants with an exercise price of $0.306 per share	457(g)	64,218,156 (6)	$0.306 (10)	$19,650,755.74	.0001476	$2,900.45
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share, issuable upon exercise of warrants with an exercise price of $0.50 per share	457(g)	23,724,125 (7)	$0.500 (10)	$11,862,062.50	.0001476	$1,750.84
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share, issuable upon exercise of warrants with an exercise price of $1.00 per share	457(g)	3,404,111 (8)	$1.000 (10)	$3,404,111	.0001476	$502.45
Total Offering Amounts						$44,719,915.73		$6,600.66
Total Fees Previously Paid								__
Total Fee Offsets(11)								$6,600.66
Net Fee Due								__

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement covers an indeterminate number of shares that may be issued upon any stock split, stock dividend, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of the Registrant’s common stock, as applicable.

(2)

Consists of 35,792,347 shares of the Registrant’s common stock beneficially owned by certain selling stockholders. These shares are being registered for resale on this Registration Statement on Form S-1.

(3)

Consists of 2,418,760 shares of the Registrant’s common stock issuable upon the exercise of common stock warrants. Each such warrant currently is exercisable for one share of the Registrant’s common stock at a price of $0.16 per share or less. These shares are being registered for issuance on this Registration Statement on Form S-1.

(4)

Consists of 11,005,755 shares of the Registrant’s common stock issuable upon the exercise of common stock warrants. Each such warrant currently is exercisable for one share of the Registrant’s common stock at a price of $0.255 per share or less. These shares are being registered for issuance on this Registration Statement on Form S-1.

(5)

Consists of 455,845 shares of the Registrant’s common stock issuable upon the exercise of common stock warrants. Each such warrant currently is exercisable for one share of the Registrant’s common stock at a price of $0.26 per share or less. These shares are being registered for issuance on this Registration Statement on Form S-1.

(6)

Consists of 62,526,980 shares of the Registrant’s common stock issuable upon the exercise of common stock warrants. Each such warrant currently is exercisable for one share of the Registrant’s common stock at a price of $0.306 per share. These shares are being registered for issuance on this Registration Statement on Form S-1.

(7)

Consists of 23,724,125 shares of the Registrant’s common stock issuable upon the exercise of common stock warrants. Each such warrant currently is exercisable for one share of the Registrant’s common stock at a price of $0.50 per share. These shares are being registered for issuance on this Registration Statement on Form S-1.

(8)

Consists of 3,404,111 shares of the Registrant’s common stock issuable upon the exercise of common stock warrants. Each such warrant currently is exercisable for one share of the Registrant’s common stock at a price of $1.00 per share. These shares are being registered for issuance on this Registration Statement on Form S-1.

(9)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of the Registrant’s common stock as reported on the OTCQB of OTC Markets Group, Inc. on February 1, 2024.

(10)	Based on the exercise price of the warrants.

(11) Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee of $6,600.66 due under the registration statement to which this Exhibit 107 is a part. The source of the fee offset is the registration statement on Form S-3 (File No. 333-253843), initially filed by CytoDyn Inc. on March 3, 2021, which was withdrawn on September 26, 2022. The prior registration statement related to $200,000,000 of securities, none of which were sold, and the filing fee paid with respect to that registration statement was $21,820, leaving $15,219.34 to be applied to future filings. Accordingly, the Registrant is not submitting additional filing fees for this registration statement.